Exhibit 10.20




                                       May 28, 1997








Daniel P. Hart, Esq.
17 Whitney Street
Westport, CT  06880

Dear Dan:

         In light of Kim Carpenter's imminent departure, I have asked you to be responsible for the Company's Human Resources department and function on a temporary basis. You have agreed to serve in that capacity for the period ending September 1, 1997.

         In consideration of your agreement to serve in the new role, the Company agrees that, in the event that you continue to be responsible for the Human Resources function beyond September 1, 1997, the following benefits and agreements shall automatically (effective September 1, 1997) take effect:

         1.       Your  base salary shall be increased by fifteen (15%) percent;
                  and

         2. Your bonus in respect of 1997 shall be paid in the first quarter of 1998 and shall be guaranteed to be a minimum of not less than thirty five (35%) percent of your base salary; and

         3. The two-year severance benefits you currently enjoy shall be amended as follows:

                  (i)      you   shall  be   entitled   to   guaranteed   salary
                           continuation severance benefits, without mitigation, for a period of eighteen (18) months; and

                  (ii) you shall be entitled to six (6) months non-guaranteed severance benefits thereafter, consistent with Company practice in effect as of the date hereof.

Daniel P. Hart, Esq.
May 28, 1997
Page 2



         You shall continue to be entitled to such other severance benefits consistent with Company practice in effect as of the date hereof.

         This agreement is dated as of the date first written above.

                                       Sincerely,


                                       /s/ JOHN H. DUERDEN
                                       John H. Duerden

JHD/mgt

Agreed to and Accepted:


By:   /s/ DANIEL P. HART
   ------------------------------
         Daniel P. Hart